UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Keros Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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This Schedule 14A filing consists of the following press release issued by Keros Therapeutics, Inc. (the “Company”), relating to the recommendation by leading independent proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) that that Keros stockholders vote “FOR” all three of the Company’s highly qualified director nominees in connection with its Annual Meeting of Stockholders. The press release was first used or made available on May 27, 2025.

Leading Independent Proxy Advisory Firm Glass Lewis Recommends Stockholders Vote “FOR” All of
Keros’ Director Nominees

Keros Board Best Equipped to Oversee Strategic Review Process and
Execute on Ultimate Outcome of that Process

ADAR1’s Disruptive and Self-Serving Campaign Stands to Jeopardize the Future Value Maximizing
Potential of the Company

Keros Urges Stockholders to Protect the Value of Their Investment by Voting “FOR” All Three of the
Company’s Highly Qualified Director Nominees

Lexington, Mass., May 27, 2025 – Keros Therapeutics, Inc. (“Keros”, the “Company” or “we”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”) family of proteins, today announced that leading independent proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) recommended that Keros stockholders vote “FOR” all three of the Company’s highly qualified director nominees in connection with its Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for June 4, 2025.

Keros issued the following statement in connection with Glass Lewis’ report:

We are pleased that Glass Lewis recognizes the value that our directors bring to the Board and understands that the Board and management team’s actions taken to date to maximize stockholder value are reasonable and measured. Our Board is intentionally built, comprised of experienced individuals, many of whom directly represent stockholders, and will continue to focus on evaluating alternatives in the best interests of the Company and all stockholders. We continue to believe that the most constructive course of action for stockholders at this pivotal stage in our strategic alternatives review is to remain focused on effectively running the company and a comprehensive process rather than being sidetracked by a self-serving and value-destructive campaign.

Glass Lewis stated in its May 27, 2025 report1:

•	“On the other hand, we note that the magnitude of the Company’s share price collapse appears to stem primarily from inherent clinical development risk rather than board-level mismanagement. In particular, the setback in the TROPOS clinical trial – and the subsequent 73% one-day share price decline – reflects the volatile and often binary nature of clinical-stage biotech investing, especially in cases where a company’s valuation is heavily reliant on a lead product candidate that has not yet been clinically de-risked. To date, and to the best of our knowledge, no credible evidence has emerged to suggest the board mismanaged the trial or disregarded known safety signals.”

•	“ADAR1 has not presented compelling evidence that either directors Gray or Seth played a disproportionate role in the Company’s missteps or failed to fulfill their core duties as independent directors. In the absence of such evidence – and considering the board’s recent initiation of a strategic review process and its continued willingness to engage with shareholders – we do not believe there is a sufficiently strong accountability rationale to warrant withholding support from either nominee at this time.”

1 Permission to obtain quotes was neither sought nor obtained.

•	“Although ADAR1’s arguments for increased capital discipline may resonate with shareholders, we believe the board’s decision to retain flexibility through a formal strategic review – led by a special committee of independent, disinterested directors – represents a reasonable and measured approach at this time. While a substantial capital return may ultimately be warranted, we believe this is better determined in the context of a completed and comprehensive evaluation of strategic alternatives.”

•	“While ADAR1 has characterized the Rights Plan as an entrenchment device, the plan’s adoption appears to us to be reasonably timed and narrowly scoped, and does not reflect the more aggressive features often seen in contested situations.”

•	“Although shareholder rights plans are generally viewed with caution by investors and Glass Lewis, particularly in the context of public shareholder dissent, the facts of this case do not, in our view, suggest that the board acted in bad faith or sought to preempt legitimate shareholder participation.”

•	“In our view, the board’s recent initiation of a strategic review, led by an independent special committee, represents a constructive step in addressing shareholder concerns.”

Keros issued the following statement in response to ADAR1 Capital Management, LLC (“ADAR1”)’s misleading claims:

In a recent press release, hedge fund ADAR1 makes claims that the recent voting recommendation by Institutional Shareholder Services (“ISS”) in connection with the election of directors at Keros’ upcoming Annual Meeting constitutes an endorsement of ADAR1’s aggressive campaign to oppose two highly qualified members of the Company’s Board of Directors (the “Board”). This notion is false and misleading.

To be clear, the ISS recommendation is based on their standard voting guidelines for “uncontested” director elections and was not reviewed by its special situations team that typically evaluates these types of campaigns. And unlike Glass Lewis, the report does not address any of ADAR1’s misleading allegations or arguments.

ADAR1’s aggressive campaign to oppose two of the Board’s highly qualified directors demonstrates a troubling disregard for Board diversity and critical expertise at a pivotal time for the Company.

The Keros Board comprises nine directors, all of whom are independent except for the Company’s CEO. This includes four representatives of Keros stockholders, two of whom are representatives of Pontifax, the Company’s second largest stockholder. Collectively, the Board represents diverse perspectives and brings significant experience across the biotechnology industry, including drug development and commercialization, capital allocation, M&A and business development. In short, Keros has the right Board to oversee the ongoing strategic review process to maximize stockholder value and execute on the ultimate outcome of that process.

The Board remains focused on successfully completing the strategic alternatives review process, which remains ongoing. We have always made, and will continue to make, decisions that we believe are in the best interests of the Company and ALL stockholders

We strongly urge you to vote “FOR” each of Keros’ three director nominees, Mary Ann Gray, Ph.D., Ran Nussbaum and Alpna Seth, Ph.D.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

YOU MAY VOTE BY TELEPHONE, THE INTERNET OR MAIL BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. WE URGE YOU TO VOTE TODAY!

If you have any questions or require any assistance with voting your shares, please contact:

7 Penn Plaza
New York, New York 10001

Toll-Free: 1-800-322-2885

Or

Email: proxy@MacKenziePartners.com

Goldman Sachs & Co. LLC is serving as Keros’ financial advisor, and Cooley LLP is serving as legal counsel.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. Keros is a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, Keros has discovered and is developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. One of Keros’ product candidates, cibotercept (KER-012), is being developed for the treatment of pulmonary arterial hypertension and for the treatment of cardiovascular disorders. Keros’ second product candidate, KER-065, is being developed for the treatment of neuromuscular diseases. Keros’ most advanced product candidate, elritercept (KER-050), is being developed for the treatment of cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndrome and in patients with myelofibrosis.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates,” “believes,” “continue,” “expects,” “enable,” “potential” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning the Annual Meeting and our director nominees, and the intended benefits of our classified Board structure. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: whether the objectives of the strategic alternative review process will be achieved; the terms, structure, benefits and costs of any strategic transaction; the timing of any transaction and whether any transaction will be consummated at all; the risk that the strategic alternatives review and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with partners, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk the strategic alternatives review could divert the attention and time of the Company’s management; the risk of any unexpected costs or expenses resulting from the review; the risk of any litigation relating to the review; Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, cibotercept, KER-065 and elritercept; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 6, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Important Additional Information and Where to Find It

On April 23, 2025, the Company filed a definitive proxy statement on Schedule 14A (the "Proxy Statement") and form of accompanying proxy card with the SEC in connection with its 2025 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Proxy Statement and any amendments or supplements to the Proxy Statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://ir.kerostx.com/financials-filings/sec-filings.

Certain Information Regarding Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. The Company, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information regarding the names of such persons and their respective direct or indirect interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 23, 2025, including in the sections captioned "Compensation Discussion and Analysis," "Executive Compensation," "Non-Employee Director Compensation," "Transactions with Related Persons and Indemnification" and "Security Ownership of Certain Beneficial Owners and Management." To the extent that the Company's directors and executive officers have acquired or disposed of securities holdings since the applicable "as of" date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contacts

Investor Contact:

Justin Frantz

jfrantz@kerostx.com

617-221-6042

Media Contact:

Mahmoud Siddig / Adam Pollack / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449